Fourth Quarter 2014 Earnings & 2015 Forecast Conference Call February 3, 2015 Exhibit 99.2

© 2015 Ryder System, Inc. All Rights Reserved. Safe Harbor and Non-GAAP Financial Measures 2 Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding revenue growth, earnings performance, lease fleet growth, sales activity, performance in our existing and new product lines, including full service lease, supply chain solutions, and on-demand maintenance, strategic investments, used vehicle sales, and anticipated capital expenditures. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, lower than expected lease sales, decreases in commercial rental demand or poor acceptance of higher pricing, fluctuations in market demand for used vehicles impacting current pricing and our anticipated proportion of retail versus wholesale sales, higher than expected maintenance costs from new engine technology or due to lower than expected benefits from maintenance initiatives and a newer fleet, setbacks in the economic recovery, decreases in freight demand or volumes, poor operational execution particularly with start- ups and new product launches, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, slower than expected economic recovery in the U.K., business interruptions or expenditures due to severe weather or natural occurrences, competition from other service providers and new entrants, customer retention levels, loss of key customers, driver and technician shortages resulting in higher procurement costs and turnover rates, unexpected bad debt reserves or write-offs, changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, sudden or unusual changes in fuel prices, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. This presentation includes certain non-GAAP financial measures as defined under SEC rules, including operating revenue, comparable earnings and earnings per share, comparable earnings per share forecast, comparable earnings before income tax, comparable tax rate, adjusted return on capital, total cash generated, free cash flow, total obligations, and the ratios based on these financial measures. Refer to Appendix – Non-GAAP Financial Measures for more information about the non-GAAP financial measures contained in this presentation. Additional information as required by Regulation G regarding non-GAAP financial measures can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this presentation with the SEC, which are available at http://investors.ryder.com.

© 2015 Ryder System, Inc. All Rights Reserved. Contents 3 ► Fourth Quarter 2014 Results Overview ►Asset Management Update ► 2015 Forecast ►Q & A

© 2015 Ryder System, Inc. All Rights Reserved. 4th Quarter Results Overview 4 ► Comparable earnings per share from continuing operations were $1.60 vs. $1.35 in 4Q13 ► Earnings per diluted share from continuing operations were $0.22 in 4Q14 vs. $1.24 in 4Q13 – 4Q14 included pension costs of $1.32 (primarily lump-sum buyout costs) and restructuring and other charges of $0.06 – 4Q13 included a $0.11 charge for non-operating pension costs and other items ► Operating revenue increased 5% and total revenue increased 2% vs. prior year reflecting higher revenue in both segments – Total revenue growth impacted by lower fuel costs passed through to customers

© 2015 Ryder System, Inc. All Rights Reserved. Key Financial Statistics 5 Fourth Quarter ($ Millions, Except Per Share Amounts) Note: Amounts throughout presentation may not be additive due to rounding.

© 2015 Ryder System, Inc. All Rights Reserved. Key Financial Statistics 6 Full Year ($ Millions, Except Per Share Amounts) Note: Amounts throughout presentation may not be additive due to rounding.

© 2015 Ryder System, Inc. All Rights Reserved. 4th Quarter Results Overview – FMS 7 ► Fleet Management Solutions (FMS) operating revenue up 6% and total revenue up 2% vs. prior year – Full service lease revenue up 5% – Contract maintenance revenue up 10% – Commercial rental revenue up 10% – Contract-related maintenance revenue up 4% ► FMS earnings increased due to strong commercial rental performance and higher full service lease results – Favorable lease results benefited from vehicle residual value benefits and fleet growth ► FMS earnings before tax (EBT) up 25% – FMS EBT percent of operating revenue up 200 basis points to 13.2%

© 2015 Ryder System, Inc. All Rights Reserved. 4th Quarter Results Overview – SCS 8 ► Supply Chain Solutions (SCS) operating revenue up 4% and total revenue up 3% vs. prior year due to new business and higher volumes, partially offset by automotive business lost earlier in the year – Lower fuel pass throughs and foreign exchange negatively impacted revenue growth by two percentage points ► SCS earnings increased primarily due to new business and higher volumes, partially offset by higher insurance costs ► SCS earnings before tax (EBT) up 2% – SCS EBT percent of operating revenue down 10 basis points to 6.2%

© 2015 Ryder System, Inc. All Rights Reserved. Business Segments 9 (1) Our primary measure of segment financial performance excludes unallocated CSS, non-operating pension costs, restructuring and other charges, net and other items. ($ Millions) Fourth Quarter

© 2015 Ryder System, Inc. All Rights Reserved. Business Segments 10 (1) Our primary measure of segment financial performance excludes unallocated CSS, non-operating pension costs, pension buyout costs, restructuring and other charges, net and other items. ($ Millions) Full Year

© 2015 Ryder System, Inc. All Rights Reserved. Capital Expenditures 11 Full Year ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Cash Flow from Continuing Operations 12 2014 2013 Earnings from Continuing Operations 220$ 243$ Depreciation 1,040 957 Gains on Vehicle Sales, Net (127) (96) Amortization and Other Non-Cash Charges, Net 47 76 Pension Contributions (107) (95) Pension Settlement Loss 97 - Changes in Working Capital and Deferred Taxes 198 138 Cash Provided by Operating Activities 1,370 1,223 Proceeds from Sales (Primarily Revenue Earning Equipment) 497 452 Proceeds from Sale and Leaseback of Assets 126 - Collections of Direct Finance Leases 66 71 Other, Net (1) 8 Total Cash Generated 2,057 1,754 Capital Expenditures (1) (2,259) (2,140) Free Cash Flow (2) (202)$ (386)$ Full Year ($ Millions) (1) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (2) Free Cash Flow excludes acquisitions and changes in restricted cash.

© 2015 Ryder System, Inc. All Rights Reserved. Debt to Equity Ratio 13 Balance 213% 175% 196% 257% 260% 221% 248% Sheet Debt to Equity (1) (2) (1) Illustrates impact of accumulated net pension related equity charge on leverage. (2) Represents long term total obligations to equity target of 225 - 275% while maintaining a solid investment grade rating. (3) Total Equity includes impact of accumulated net pension related equity charge of $585 million as of 12/31/2014 and $474 million as of 12/31/2013. ($ Millions) Change to Total Equity

© 2015 Ryder System, Inc. All Rights Reserved. Contents 14 ► Fourth Quarter 2014 Results Overview ►Asset Management Update ► 2015 Forecast ►Q & A

© 2015 Ryder System, Inc. All Rights Reserved. ► Units held for sale were 5,500 at quarter end, down from 7,900 units held for sale in the prior year ─ Sequentially from the third quarter, units held for sale decreased by 300 units ► The number of used vehicles sold in the fourth quarter was 4,600, down 19% from the prior year ─ Sequentially from the third quarter, units sold were down 7% ► Proceeds per unit were up 17% for tractors and up 19% for trucks in the fourth quarter compared with prior year (excluding the impact of exchange rates) ─ Proceeds per unit were up 2% for tractors and up 1% for trucks vs. the third quarter ► Average fourth quarter total commercial rental fleet was up 6% from the prior year ─ Average commercial rental fleet was down 1% from the third quarter Global Asset Management Update 15

© 2015 Ryder System, Inc. All Rights Reserved. Contents 16 ► Fourth Quarter 2014 Results Overview ►Asset Management Update ► 2015 Forecast ►Q & A

© 2015 Ryder System, Inc. All Rights Reserved. 2015 Forecast Assumptions 17 General ► Moderate growth economic environment ► Foreign exchange rates stable at current levels FMS ► Accelerating growth rate in full service lease fleet (up 4,000 vehicles yoy) resulting from strong sales activity ► Increased rental results due to higher pricing and demand on larger fleet ► Expansion of on-demand maintenance offering results in revenue growth in 2H15 ► Higher maintenance costs on new technology, partially offset by benefits from maintenance initiatives ► Depreciation residual benefit due to higher historical used vehicle pricing ► Improved pricing on used vehicles sales with volumes relatively unchanged; proceeds negatively impacted by mix ► Higher capital spending due to full service lease fleet growth

© 2015 Ryder System, Inc. All Rights Reserved. 2015 Forecast Assumptions 18 SCS ► Revenue growth driven by new sales, partially offset by foreign exchange Dedicated ► Revenue growth driven by new sales ► Benefits from productivity improvements in driver recruiting/retention Other ► Higher overhead in all segments primarily due to strategic investments to drive ongoing growth ► Continuation of anti-dilutive share repurchase program ► Higher tax rate due to increased earnings in higher tax rate jurisdictions ► Sale-leaseback of $250 million planned

© 2015 Ryder System, Inc. All Rights Reserved. Key Financial Statistics 19 ($ Millions, Except Per Share Amounts) 2014 % B / (W) Revenue: Operating Revenue(1) $ 5,640 5,285$ 7% Fuel and Subcontracted Transportation 1,195 1,354$ (12)% Total Revenue $ 6,835 6,639$ 3% Earnings From Continuing Operations: Earnings Before Income Taxes $ 499 - 512 339$ 47- 51% Earnings $ 318 - 326 220$ 44 - 48% Comparable Earnings Before Income Taxes $ 522 - 535 463$ 13 - 16% Comparable Earnings $ 332 - 340 297$ 12 - 14% Earnings Per Share (EPS) From Continuing Operations: EPS $ 6.00 - 6.15 4.14$ 45 - 49% Comparable EPS $ 6.25 - 6.40 5.58$ 12 - 15% Memo: Average Shares (Millions) - Diluted 52.9 53.0 Comparable Tax Rate from Continuing Operations 36.4% 35.9% Tax Rate from Continuing Operations 36.3% 34.9% Adjusted Return on Capital vs. Cost of Capital 1.3 - 1.4% 1.1% 2015 Forecast (1) Reflects operating revenue restated to exclude fuel from Supply Chain Solutions and Dedicated. Note: Earnings per share amounts are calculated independently for each component and may not be additive due to rounding.

© 2015 Ryder System, Inc. All Rights Reserved. Business Segment Revenue 20 (1) Excludes fuel revenue. (2) Excludes subcontracted transportation revenue.

© 2015 Ryder System, Inc. All Rights Reserved. 2015 Causes of EPS Change(1) 21 ($ Earnings Per Share) Note: Full year impact of residual values change totals $0.47 - Merit - Medical - Commissions - Headcount + Bonus - Tax (0.05) - FX (0.05) + Residual Values + Fleet Growth + Residual Values - Maintenance Strategic Investments & Other (1) Represents Comparable EPS from Continuing Operations 2014 Actual 2015 Forecast

© 2015 Ryder System, Inc. All Rights Reserved. Capital Expenditures, Cash Flow & Leverage 22 Full Year ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Fix formatting Growth Capital Expenditures 23 Free Cash Flow $ 614 258 (257) (384) (386) (202) (300) ($ Millions) 2015 460 177 216 180 0.0 0.5 1.0 2009 2010 2011 2012 2013 2014 2015 Forecast 9 2010 2011 2012 2013 2015 Forecast 2 263 723 733 907 Fleet Count Increase Higher per Unit Investment $ 850 Growth Capital Expenditures - Lease Growth Capital Expenditures – Lease & Rental 2 5 Forecast 400 450 Rental Lease $ 0 180 382 556 Operating Cash Flow $ 985 1,028 1,042 1,134 1,223 1,370 1,475 691 850 1,030 566 184

© 2015 Ryder System, Inc. All Rights Reserved. EPS Forecast – Continuing Operations 24 ($ Earnings Per Share) (1) 1Q15 Comparable EPS Forecast, a non-GAAP financial measure, excludes $0.06 of non-operating pension costs and $0.02 of restructuring charges. 2015 Comparable EPS Forecast, a non-GAAP financial measure, excludes $0.21 of non-operating pension costs and $0.04 of restructuring costs for the full year period. (2) 2014 Comparable EPS for the first quarter excluded $0.03 of non-operating pension costs. 2014 Comparable EPS for the full year excludes $1.16 of pension lump sum settlement charges, $0.14 of pension settlement charges, $0.10 of non-operating pension costs, $0.03 of acquisition-related tax adjustment, $0.01 of acquisition transaction costs , $0.03 of restructuring and other charges, net partially offset by a tax law change benefit of $0.03.

© 2015 Ryder System, Inc. All Rights Reserved. Q&A 25

© 2015 Ryder System, Inc. All Rights Reserved. Appendix 26 Full Service Lease Vehicle Count Business Segment Detail Central Support Services Balance Sheet Asset Management Non-GAAP Financial Measures & Reconciliations

© 2015 Ryder System, Inc. All Rights Reserved. End of Period 4Q13 1Q14 2Q14 3Q14 4Q14 FSL Fleet (as reported) 122,900 123,300 123,000 123,200 125,500 2,600 UK FSL Trailers 5,000 4,800 4,600 4,300 4,400 (600) FSL Fleet - excluding UK 117,900 118,500 118,400 118,900 121,100 3,200 Sequential Change 1Q14 O/(U) 4Q13 2Q14 O/(U) 1Q14 3Q14 O/(U) 2Q14 4Q14 O/(U) 3Q14 FSL Fleet (as reported) 400 (300) 200 2,300 UK FSL Trailers (200) (200) (300) 100 FSL Fleet - excluding UK 600 (100) 500 2,200 4Q14 O/(U) 4Q13 Full Service Lease (FSL) Fleet Count 27 Note: Represents end of period vehicle count.

© 2015 Ryder System, Inc. All Rights Reserved. Fleet Management Solutions (FMS) 28 Fourth Quarter ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Fleet Management Solutions (FMS) 29 Full Year ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Supply Chain Solutions (SCS) 30 2014 2013 % B/(W) Automotive 133.6$ 139.8$ (4)% Technology & Healthcare 98.2 87.3 13% CPG & Retail 199.2 189.9 5% Industrial & Other 115.3 108.9 6% Operating Revenue 546.3 525.9 4% Subcontracted Transportation 72.1 72.8 (1)% Total Revenue 618.4$ 598.7$ 3% Segment Earnings Before Tax (EBT) 33.7$ 32.9$ 2% Segment EBT as % of Total Revenue 5.4% 5.5% Segment EBT as % of Operating Revenue 6.2% 6.3% Memo: Dedicated Services - Operating Revenue(1) 310.9$ 309.6$ - Dedicated Services - Total Revenue 344.9$ 343.7$ - Fuel Costs 58.5$ 67.1$ 13% Fourth Quarter ($ Millions) (1) Excludes $34.0 million and $34.1 million of Dedicated Services Subcontracted Transportation in 2014 and 2013, respectively.

© 2015 Ryder System, Inc. All Rights Reserved. Supply Chain Solutions (SCS) 31 2014 2013 % B/(W) Automotive 558.7$ 573.4$ (3)% Technology & Healthcare 359.3 332.6 8% CPG & Retail 776.3 737.1 5% Industrial & Other 462.8 420.8 10% Operating Revenue 2,157.1 2,063.9 5% Subcontracted Transportation 304.0 319.2 (5)% Total Revenue 2,461.2$ 2,383.1$ 3% Segment Earnings Before Tax (EBT) 122.4$ 130.0$ (6)% Segment EBT as % of Total Revenue 5.0% 5.5% Segment EBT as % of Operating Revenue 5.7% 6.3% Memo: Dedicated Services - Operating Revenue(1) 1,261.6$ 1,212.0$ 4% Dedicated Services - Total Revenue 1,400.0$ 1,350.4$ 4% Fuel Costs 262.2$ 269.3$ 3% Full Year ($ Millions) (1) Excludes $138.4 million and $138.4 million of Dedicated Services Subcontracted Transportation in 2014 and 2013, respectively.

© 2015 Ryder System, Inc. All Rights Reserved. Central Support Services (CSS) 32 Fourth Quarter ($ Millions) (1) Includes the reclassification of $2.8 million in 2013 to CSS in order to conform to the current year presentation.

© 2015 Ryder System, Inc. All Rights Reserved. Central Support Services (CSS) 33 Full Year ($ Millions) (1) Includes the reclassification of $13.3 million in 2013 to CSS in order to conform to the current year presentation.

© 2015 Ryder System, Inc. All Rights Reserved. Balance Sheet 34 December 31, December 31, 2014 2013 Cash and Cash Equivalents 50$ 62$ Other Current Assets 1,026 1,001 Revenue Earning Equipment, Net 6,994 6,491 Operating Property and Equipment, Net 696 634 Other Assets 906 916 Total Assets 9,673$ 9,104$ Short-Term Debt / Current Portion Long-Term Debt 12$ 259$ Other Current Liabilities 1,081 972 Long-Term Debt 4,497 3,930 Other Non-Current Liabilities (including Deferred Income Taxes) 2,263 2,046 Shareholders' Equity 1,819 1,897 Total Liabilities and Shareholders' Equity 9,673$ 9,104$ ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Adjusted Return on Capital History Adjusted Return on Capital (ROC) 6.8% 6.7% 6.6% 6.5% 6.3% 6.1% 5.5% 4.8% 4.7% 4.7% 4.6% 7.8% 7.9% 7.4% 7.3% 4.1% 4.8% 5.7% 5.6% 5.7% 5.8% 5.7% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Forecast Cost of Capital (COC) Return on Equity 14.6% 15.5% 14.2% 11.2% 4.4% 8.4% 11.9% 14.9% 14.9% 11.3% 17.0% Adjusted Total Capital (1) $3.8 $4.2 $4.8 $4.8 $4.2 $4.0 $4.6 $5.2 $5.7 $6.6 $7.1 (1) Adjusted Total Capital represents Adjusted Average Total Capital in billions. 2015 Forecast ROC O/(U) COC 1.0% 1.2% 0.8% 0.8% (2.2)% (1.3)% 0.2% 0.8% 1.0% 1.1% 1.3-1.4% 150 bp Spread Targeted 35 5.9 – 6.0

© 2015 Ryder System, Inc. All Rights Reserved. Financial Indicators Forecast (1) 36 (1) Total Obligations to Equity includes acquisitions. Free Cash Flow and Gross Capital Expenditures exclude acquisitions. (2) 2000-2004 not restated for operations discontinued in 2009. (3) Includes $176 million payment to the IRS related to full resolution of 1998 - 2000 tax period matters. (4) Illustrates impact of accumulated net pension related equity charge on leverage. (5) 2015 Forecast expected to be around the midpoint of target range primarily reflecting higher pension equity charge due to recent market conditions. (6) Represents long term obligations to equity target of 225-275% while maintaining a solid investment grade credit rating. Gross Capital Expenditures (2) ($ Millions) $1,289 $600 $725 $1,165 $657 $1,399 $1,182 2000 2001 2002 2003 2004 2005 Free Cash Flow (2) $1,757 2006 2007 2008 $1,265 2010 2009 $611 131 367 357 289 (208)(3) 380 (242) (439) 341 614 $1,088 (384) 2015 Forecast 258 $1,760 Full Service Lease PP&E/Other Commercial Rental $2,161 2011 (257) 2012 Total Obligations to Equity Pension Impact (4) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 275% 146% 129% 234% 151% 157% 168% 225% 183% 203% 201% 270% Long Term Target Midpoint (6) 2011 261% Forecast(5) 2012 260% 2015 Total Obligations to Equity 226% $2,184 161% 139% 140% 135% 118% 143% 164% 147% 213% 175% 196% 257% 260% 221% 248% 240% (386) $2,298 2013 (300) 2013 250% Balance Sheet Debt to Equity $2,550 2014 (202) 2014 258%

© 2015 Ryder System, Inc. All Rights Reserved. Asset Management Update (US Only) (a) Current year statistics may exclude some units due to a lag in reporting (b) Excludes early terminations where customer purchases vehicle (a)(b) Redeployments – Vehicles coming off-lease or in Rental with useful life remaining are redeployed in the Ryder fleet (SCS, or with another Lease customer). Redeployments exclude units transferred into the Rental product line. Extensions – Ryder re-prices lease contract and extends maturity date. Early terminations – Customer elects to terminate lease prior to maturity. Depending on the remaining useful life, the vehicle may be redeployed in the Ryder fleet (Commercial Rental, SCS, other Lease customer) or sold by Ryder. 37

© 2015 Ryder System, Inc. All Rights Reserved. Non-GAAP Financial Measures 38 ► This presentation includes “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. ► Specifically, the following non-GAAP financial measures are included in this presentation: Non-GAAP Financial Measure Comparable GAAP Measure Reconciliation & Additional Information Presented on Slide Titled Page Operating Revenue Total Revenue Key Financial Statistics 5-6 Comparable Earnings / Comparable EPS Earnings / EPS from Continuing Operations Earnings and EBS from Continuing Operations Reconciliation 39 Comparable Earnings Before Income Tax / Comparable Tax Rate Earnings Before Income Tax / Tax Rate Earnings and Tax Rate from Continuing Operations Reconciliation 40 Comparable EPS Forecast EPS Forecast EPS Forecast – Continuing Operations 24 Adjusted Return on Capital Net Earnings / Total Capital Adjusted Return on Capital Reconciliation 41-43 Total Cash Generated / Free Cash Flow Cash Provided by Operating Activities Cash Flow Reconciliation 46-47 Total Obligations / Total Obligations to Equity Balance Sheet Debt / Debt to Equity Debt to Equity Reconciliation 44-45 FMS Operating Revenue / SCS and Dedicated Services Operating Revenue FMS Total Revenue / SCS and Dedicated Services Total Revenue Fleet Management Solutions (FMS) / Supply Chain Solutions (SCS) 28-31

Earnings and EPS from Continuing Operations Reconciliation

($ Millions or $ Earnings Per Share)

	4Q14 - Earnings	4Q14 - EPS	4Q13 - Earnings	4Q13 - EPS
Reported	$ 11.7	$ 0.22	$ 65.9	$ 1.24
Non-operating pension costs	1.4	0.03	5.3	0.10
Pension settlement charges	6.9	0.13	0.9	0.01
Pension lump sum settlement charge	61.3	1.16	-	-
Restructuring and other charges (recoveries), net	1.5	0.03	(0.1)	-
Acquisition-related tax adjustment	1.8	0.03	-	-
Consulting fees	0.3	-	-	-
Comparable (1)	$ 84.9	$ 1.60	$ 72.1	$ 1.35

	FY14 - Earnings	FY14 - EPS	FY13 - Earnings	FY13 - EPS
Reported	$ 220.5	$ 4.14	$ 243.2	$ 4.63
Non-operating pension costs	5.4	0.10	14.3	0.28
Pension settlement charges	7.6	0.14	1.7	0.03
Pension lump sum settlement charge	61.3	1.16	-	-
Restructuring and other (recoveries) charges, net	1.5	0.03	(0.4)	(0.01)
Acquisition-related tax adjustment	1.8	0.03	-	-
Consulting fees	0.3	-	-	-
Acquisition transaction costs	0.4	0.01	-	-
Tax benefits	(1.8)	(0.03)	-	-
Superstorm Sandy recoveries	-	-	(0.4)	(0.01)
Foreign currency translation benefit	-	-	(1.9)	(0.04)
Comparable (1)	$ 297.1	$ 5.58	$ 256.6	$ 4.88

(1) The company uses Comparable Earnings and Comparable Earnings per Share (EPS) from Continuing Operations, both non-GAAP financial measures, which provide useful information to investors and allow for better year over year comparison of operating performance because they exclude from Earnings and EPS from Continuing Operations non-operating pension costs, which we consider to be costs outside of the operational performance of the business and can significantly change from year to year. Comparable Earnings and Comparable EPS also exclude other significant items that are not representative of our ongoing business operations and allow for better year over year comparison.

© 2015 Ryder System, Inc. All Rights Reserved.
FLEET MANAGEMENT | SUPPLY CHAIN SOLUTIONS
Ryder Ever better.
39

EBT and Tax Rate from Continuing Operations Reconciliation

($ Millions or $ Earnings Per Share)

	4Q14 - EBT	4Q14 - Tax	4Q14 - Tax Rate	FY14 - EBT	FY14 - Tax	FY14 - Tax Rate
Reported	$ 13.8	$ 2.1	15.1%	$ 338.5	$ 118.1	34.9%
Non-operating pension costs	2.5	1.1		9.8	4.4	
Pension settlement charges	11.3	4.4		12.6	4.9	
Pension lump sum settlement charge	97.2	35.9		97.2	35.9	
Restructuring and other charges (recoveries), net	2.4	0.8		2.4	0.8	
Acquisition-related tax adjustment	1.8	-		1.8	-	
Acquisition transaction costs	-	-		0.6	0.1	
Consulting fees	0.4	0.1		0.4	0.1	
Tax benefits	-	-		-	1.8	
Comparable (1)	$ 129.4	$ 44.5	34.4%	$ 463.3	$ 166.2	35.9%

	4Q13 - EBT	4Q13 - Tax	4Q13 - Tax Rate	FY13 - EBT	FY13 - Tax	FY13 - Tax Rate
Reported	$ 97.6	$ 31.7	32.5%	$ 368.9	$ 125.7	34.1%
Non-operating pension costs	9.0	3.6		24.3	10.0	
Pension settlement charges	1.6	0.6		2.8	1.1	
Superstorm Sandy vehicle-related gain	-	-		(0.6)	(0.2)	
Restructuring and other recoveries, net	(0.2)	-		(0.5)	(0.1)	
Foreign currency translation benefit	-	-		(1.9)	-	
Comparable (1)	$ 108.0	$ 35.9	33.3%	$ 393.0	$ 136.5	34.7%

(1) The company uses Comparable Earnings Before Income Tax (EBT) and Comparable Tax Rate from Continuing Operations, both non-GAAP financial measures, which provide useful information to investors and allow for better year over year comparison of operating performance because they exclude from EBT and Tax Rate from Continuing Operations non-operating pension costs, which we consider to be costs outside of the operational performance of the business and can significantly change from year to year. Comparable EBT and Comparable Tax Rate also exclude other significant items that are not representative of our ongoing business operations and allow for better year over year comparison.

© 2015 Ryder System, Inc. All Rights Reserved.
FLEET MANAGEMENT | SUPPLY CHAIN SOLUTIONS
Ryder Ever better.
40

Adjusted Return on Capital Reconciliation

($ Millions)

	2004	2005	2006	2007	2008	2009
Net earnings [1]	$ 216	$ 227	$ 249	$ 254	$ 200	$ 62
Cumulative effect of change in accounting principle	-	2	-	-	-	-
Restructuring and other charges, net and other items	(24)	(2)	-	1	70	30
Income taxes	115	129	144	152	150	54
Adjusted earnings before income taxes	307	357	393	407	420	146
Adjusted interest expense [2]	106	127	149	169	165	150
Adjusted income taxes [3]	(156)	(186)	(207)	(220)	(230)	(122)
Adjusted net earnings	$ 257	$ 298	$ 332	$ 356	$ 355	$ 174
Average total debt [4]	$ 1,811	$ 2,148	$ 2,480	$ 2,848	$ 2,882	$ 2,692
Average off-balance sheet debt [4]	152	148	99	150	171	142
Average total shareholders' equity [4]	1,412	1,555	1,610	1,791	1,778	1,396
Average adjustments to shareholders' equity [5]	(16)	(5)	(5)	1	10	16
Adjusted average total capital	$ 3,359	$ 3,846	$ 4,184	$ 4,789	$ 4,841	$ 4,245
Adjusted return on capital	7.7%	7.8%	7.9%	7.4%	7.3%	4.1%

(1) Earnings calculated based on a 12-month rolling period.
(2) Interest expense includes interest for on and off-balance sheet vehicle obligations.
(3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense.
(4) The average is calculated based on the average GAAP balances.
(5) Represents comparable earnings items for those periods.

© 2015 Ryder System, Inc. All Rights Reserved.

FLEET MANAGEMENT | SUPPLY CHAIN SOLUTIONS

Ryder Ever better.

41

© 2015 Ryder System, Inc. All Rights Reserved. Adjusted Return on Capital Reconciliation 42 (1) Earnings calculated based on a 12-month rolling period. (2) Interest expense includes interest for on and off-balance sheet vehicle obligations. (3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense. (4) The average is calculated based on the average GAAP balances. (5) Represents comparable earnings items for those periods. ($ Millions)

Adjusted Return on Capital Reconciliation

Adjusted Return on Capital Reconciliation

($ Millions)

	2013		2014	
	FMS	SCS	FMS	SCS
Net Earnings [(1)]	$ 227	$ 80	$ 278	$ 100
Restructuring and Other Charges, Net and Other	(19)	-	(6)	-
Income Taxes	117	50	156	22
Adjusted Earnings Before Income Taxes	325	130	428	122
Adjusted Interest Expense [(2)]	142	7	147	8
Adjusted Income Taxes [(3)]	(160)	(54)	(198)	(26)
Adjusted Net Earnings	$ 306	$ 83	$ 376	$ 104
Average Total Debt[(4)]	$ 3,982	$ (86)	$ 4,538	$ (113)
Average Off-Balance Sheet Debt[(4)]	131	331	130	383
Average Total Shareholders' Equity[(4)]	1,263	370	1,568	387
Average Adjustments to Shareholders' Equity [(5)]	(8)	-	(36)	-
Adjusted Average Total Capital	$ 5,368	$ 615	$ 6,199	$ 657
Adjusted Return on Capital	5.7%	13.5%	6.1%	15.9%

(1) Earnings calculated based on a 12-month rolling period.
(2) Interest expense includes interest on off-balance sheet vehicle obligations.
(3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense.
(4) The average is calculated based on the average GAAP balances.
(5) Represents comparable earnings items for those periods.

© 2015 Ryder System, Inc. All Rights Reserved.

FLEET MANAGEMENT | SUPPLY CHAIN SOLUTIONS

Ryder Ever better.

43

© 2015 Ryder System, Inc. All Rights Reserved. Debt to Equity Reconciliation 44 % to % to % to % to % to % to % to % to 12/31/00 Equity 12/31/01 Equity 12/31/02 Equity 12/31/03 Equity 12/31/04 Equity 12/31/05 Equity 12/31/06 Equity 12/31/07 Equity Balance Sheet Debt $2,017 161% $1,709 139% $1,552 140% $1,816 135% $1,783 118% $2,185 143% $2,817 164% $2,776 147% Receivables Sold 345 110 - - - - - - PV of minimum lease payments and guaranteed residual values under operating leases for vehicles 879 625 370 153 161 117 78 178 PV of contingent rentals under securitizations 209 441 311 - - - - - Total Obligations $3,450 275% $2,885 234% $2,233 201% $1,969 146% $1,944 129% $2,302 151% $2,895 168% $2,954 157% Note: In connection with adopting FIN 46 effective July 1, 2003, the Company consolidated the vehicle securitization trusts previously disclosed as off-balance sheet debt. ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Debt to Equity Reconciliation 45 ($ Millions) Note: Amounts may not recalculate due to rounding.

© 2015 Ryder System, Inc. All Rights Reserved. ($ Millions) 12/31/00 (1) 12/31/01 (1) 12/31/02 (1) 12/31/03 (1) 12/31/04 (1) 12/31/05 12/31/06 12/31/07 12/31/08 12/31/09 Cash Provided by Operating Activities 1,023$ 365$ 617$ 803$ 867$ 776$ 852$ 1,097$ 1,248$ 985$ Less: Changes in Bal. of Trade Rec. Sold (270) 235 110 - - - - - - - Collections of Direct Finance Leases 67 66 66 61 64 69 65 62 61 65 Proceeds from Sale (Prim. Rev. Earn. Equip.) 230 173 152 210 331 333 332 373 262 216 Proceeds from Sale & Leaseback of Assets - - - 13 118 - - 150 - - Other Investing, Net 4 (4) 4 4 1 - 2 2 - - Total Cash Generated 1,054 835 949 1,091 1,381 1,179 1,252 1,684 1,571 1,266 Capital Expenditures (2) (1,296) (704) (582) (734) (1,092) (1,387) (1,691) (1,304) (1,230) (652) Free Cash Flow (3) (242)$ 131$ 367$ 357$ 289$ (208)$ (439)$ 380$ 341$ 614$ Memo: Depreciation Expense 580$ 545$ 552$ 625$ 706$ 735$ 739$ 811$ 836$ 881$ Gains on Vehicle Sales, Net 19$ 12$ 14$ 16$ 35$ 47$ 51$ 44$ 39$ 12$ (1) Amounts have not been recasted for discontinued operations (2) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (3) Free Cash Flow excludes acquisitions and changes in restricted cash. Cash Flow Reconciliation 46

© 2015 Ryder System, Inc. All Rights Reserved. Cash Flow Reconciliation 47 12/31/10 12/31/11 12/31/12 12/31/13 12/31/14 Cash Provided by Operating Activities from Continuing Operations 1,028$ 1,042$ 1,134$ 1,223$ 1,370$ Proceeds from Sales (Primarily Revenue Earning Equipment) 235 300 413 452 497 Proceeds from Sale and Leaseback of Assets - 37 130 - 126 Collections of Direct Finance Leases 62 62 72 71 66 Other, net 3 - - 8 (1) Total Cash Generated 1,328 1,442 1,749 1,754 2,057 Capital Expenditures (1) (1,070) (1,699) (2,133) (2,140) (2,259) Free Cash Flow (2) 258$ (257)$ (384)$ (386)$ (202)$ Memo: Depreciation Expense 834$ 872$ 940$ 957$ 1,040$ Gains on Vehicle Sales, Net 29$ 63$ 89$ 96$ 127$ ($ Millions) (1) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (2) Free Cash Flow excludes acquisitions and changes in restricted cash.

© 2015 Ryder System, Inc. All Rights Reserved.